                                                                      Exhibit 99
press release
                                                    Sierra Health Services, Inc.
                                                           2724 North Tenaya Way
                                                         Las Vegas, Nevada 89128
                                                                  (702) 242-7000

FOR IMMEDIATE RELEASE

CONTACTS: Peter O'Neill                         Paul Palmer
          VP, Public & Investor Relations       SVP, Chief Financial Officer
          (702) 242-7156                        (702) 242-7112

                SIERRA HEALTH SERVICES ANNOUNCES PRICING OF $100
                     MILLION SENIOR CONVERTIBLE DEBENTURES

     Las Vegas,  February 25, 2003 - Sierra  Health  Services,  Inc.  (NYSE:SIE)
today  announced  that it has agreed to sell $100  million  aggregate  principal amount  of its  2.25%  senior  convertible  debentures  due  2023  to  qualified institutional  buyers.  The company has also granted the initial  purchasers  an option to purchase up to an additional $15 million aggregate principal amount of debentures.  The offering is expected to close on March 3, 2003.  Sierra intends to use the net proceeds of the offering to repay all amounts  outstanding  under its existing credit  facility (the current balance  outstanding is $34 million), to contribute $35 million to the company's military subsidiary,  Sierra Military
Health Services, Inc., in furtherance of its bid for the TRICARE Next Generation contract,  to  repurchase  up to $20 million of Sierra's  common stock under its repurchase program, and for working capital and general corporate purposes.

The debentures will be convertible, at the option of the holders, into shares of
Sierra Health Services, Inc. common stock at a conversion price of $18.29 (which represents a conversion  premium of 47.5% over today's closing price of $12.40), upon  certain  conditions  including  the sale price of  Sierra's  common  stock exceeding 120% of the conversion  price at specified  times.  The debentures are puttable to Sierra for cash or Sierra common  stock,  at Sierra's  election,  on
March  15 in  2008,  2013  and 2018  and  upon  certain  corporate  events.  The debentures can be called for cash beginning on March 20, 2008.

     The debentures to be offered have not been and will not be registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except  pursuant to an exemption from, or in transaction  not subject to, the  registration  requirements  of the
Securities Act of 1933 and applicable  state securities laws. This press release shall not  constitute an offer to sell or the  solicitation  of an offer to buy, nor shall there be any sale for the debentures in any state in which such offer, solicitation or sale would be unlawful prior to  registration  or  qualification under the securities laws of such state.

                                   ---more---

Sierra Announces pricing of $100 Million Senior Debentures p.2/2/2/2/2

     Sierra Health Services,  Inc., based in Las Vegas, is a diversified  health care services company that operates health maintenance organizations,  indemnity and workers' compensation insurers, military health programs, preferred provider organizations and multi-specialty  medical groups.  Sierra's  subsidiaries serve over 1.2 million people  through health benefit plans for employers,  government programs and individuals.

     Statements  in  this  news  release  that  are  not  historical  facts  are
forward-looking   and  based  on  management's   projections,   assumptions  and
estimates;  actual results may vary materially.  Forward-looking  statements are subject to certain  risks and  uncertainties,  which include but are not limited to: 1)  potential  adverse  changes in  government  regulations,  contracts  and programs,  including TRICARE,  Medicare,  Medicaid and legislative  proposals to eliminate  or  reduce  ERISA  pre-emption  of state  laws  that  would  increase potential  managed care  litigation  exposure;  2)  competitive  forces that may affect pricing,  enrollment and benefit levels; 3) unpredictable  medical costs, malpractice  exposure,  reinsurance  costs and inflation;  4) impact of economic conditions;  5) changes in healthcare and workers' compensation reserves; 6) our failure to win the  competitive  procurement  for the North Region  TRICARE Next
Generation  contract;  and 7) the amount of actual  proceeds  realized  upon the final  disposition  of the  workers'  compensation  insurance  operation  or the inability to dispose of such  business.  Further  factors  concerning  financial risks and  results  may be found in  documents  filed  with the  Securities  and
Exchange Commission and which are incorporated herein by reference.

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